UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2023

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 6, 2023, Permian Resources Corporation (NYSE: PR) (“Permian Resources”) issued a press release announcing the pricing of $500.0 million aggregate principal amount of 7.000% senior notes due 2032 (the “Notes”) of Permian Resources Operating, LLC, a Delaware limited liability company (the “Issuer”) and subsidiary of Permian Resources. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

Purchase Agreement

On September 6, 2023, the Issuer, Permian Resources and certain of its subsidiaries (together with Permian Resources, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the Notes. The Issuer expects the net proceeds from the Notes Offering to be approximately $492.5 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Issuer intends to use the net proceeds from this offering to repay indebtedness, which may include amounts outstanding under its senior secured credit facility (the “credit facility”) and amounts to be assumed in connection with the closing of the previously announced merger with Earthstone Energy, Inc. (“Earthstone”).

The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering is expected to close on September 12, 2023, subject to customary conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Representative, subject to certain exceptions.

Certain of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, a variety of sales and trading, commercial and investment banking, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, certain of the Initial Purchasers and/or their affiliates are lenders under the credit facility. In particular, an affiliate of J.P. Morgan Securities LLC is the administrative agent under the credit facility. Accordingly any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent the net proceeds from the Notes Offering (if any) are used to repay amounts outstanding under the credit facility. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated September 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Legend Information

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Earthstone and Permian Resources. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Important Additional Information

In connection with the Transaction, on September 6, 2023, Permian Resources filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement of Earthstone and Permian Resources and a prospectus of Permian Resources. The Transaction will be submitted to Earthstone’s stockholders and Permian Resources’ stockholders for their consideration. Earthstone and Permian Resources may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Permian Resources and Earthstone. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Permian Resources or Earthstone may file with the SEC or send to stockholders of Permian Resources or Earthstone, respectively, in connection with the Transaction.

INVESTORS AND SECURITY HOLDERS OF EARTHSTONE AND PERMIAN RESOURCES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Permian Resources or Earthstone through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Earthstone are available free of charge on Earthstone’s website at https://www.earthstoneenergy.com, under the “Investors” tab, or by directing a request to Investor Relations, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Tel. No. (281) 298-4246. Copies of documents filed with the SEC by Permian Resources will be made available free of charge on Permian Resources’ website at https://www.permianres.com, under the “Investor Relations” tab, or by directing a request to Investor Relations, Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701, Tel. No. (432) 695-4222.

Participants in the Solicitation

Permian Resources, Earthstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction. Information regarding Earthstone’s directors and executive officers is contained in the proxy statement for Earthstone’s 2023 Annual Meeting of Stockholders filed with the SEC on April 27, 2023, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Earthstone’s website at https://www.earthstoneenergy.com.

Information regarding Permian Resources’ executive officers and directors is contained in the proxy statement for the Permian Resources’ 2023 Annual Meeting of Stockholders filed with the SEC on April 11, 2023 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Permian Resources’ website at https://www.permianres.com. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction. You may obtain free copies of this document as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	September 6, 2023

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